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                                                                    EXHIBIT 4.04



                              STANDSTILL AGREEMENT


        This Standstill Agreement (the "Agreement") is made as of April 8, 1999 by and between Corixa Corporation, a Delaware corporation, with a principal office located at 1124 Columbia Street, Suite 200, Seattle, Washington 98104 (the "Company") and Castle Gate, L.L.C., a Washington limited liability company, with a principal office located at 2365 Carillon Point, Kirkland, Washington 98033 ("Investor").

                                    RECITALS

        The Company and Investor are parties to that certain Equity Line of Credit and Securities Purchase Agreement dated as of an even date herewith (the "Purchase Agreement") pursuant to which Investor has committed to provide to the Company a two-year line of credit in the aggregate amount of $50,000,000 and the Company will issue and sell up to 50,000 shares of Series A Preferred Stock of the Company and certain warrants to purchase shares of common stock of the Company to Investor. In connection with the execution of the Purchase Agreement, Investor desires to make certain covenants to the Company, and the Company desires that Investor make such covenants, so as to provide limits on Investor's ownership of capital stock of the Company other than pursuant to the Purchase Agreement.

        In consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

                                    AGREEMENT

        1.     DEFINITIONS.

        For the purposes of this Agreement, the following words and phrases shall have the following meanings:

               (a) "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any individual, corporation or other business entity owned, owning or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

               (b) "Investor Group" means Investor and its Affiliates.

               (c) "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned sufficient securities to require such a filing under the Exchange Act.
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               (d) "Purchase Agreement Securities" means all the Securities (as such term in defined in the Purchase Agreement) to be issued and sold to Investor by the Company pursuant to the Purchase Agreement including capital stock of the Company that may be issued with respect to such Securities pursuant to the terms and conditions of the Certificate of Designation (as defined in the Purchase Agreement).

               (e) "Voting Security" means, as of the date of determination, the Common Stock of the Company, any other security generally entitled to vote for the election of directors and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

        2.     STANDSTILL OBLIGATIONS.

               (a) LIMITATION. At any time following the date of this Agreement, except with the prior written consent of the Company's Board of Directors (excluding the vote of any director representing, employed by or otherwise affiliated with any member of the Investor Group), no member of the Investor Group shall, directly or indirectly, acquire any Voting Securities which are not also Purchase Agreement Securities, except by way of (i) stock splits, stock dividends or other distributions or offerings made available to holders of Voting Securities generally, or (ii) stock options, warrants, or other rights to purchase Voting Securities approved by the Board of Directors of the Company (excluding the vote of any director representing, employed by or otherwise affiliated with any member of the Investor Group).

               (b) PARTICIPATION. Except with the prior written consent of the Company's Board of Directors, the Investor Group will not (i) solicit proxies in respect of any Voting Securities, (ii) become a "participant" or "participant in a solicitation", as those terms are defined in Rule 14a-11 under the Exchange Act, in opposition to a solicitation by the Company, (iii) form or join any group for the purpose of voting, purchasing or disposing of Voting Securities, or (iv) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect, except as contemplated by this Agreement; provided, however, that the Investor Group shall not be deemed to be a "participant" or to have become engaged in a solicitation hereunder solely by reason of (I) the membership of an individual representing, employed by or otherwise affiliated with any member of the Investor Group on the Board of Directors, (II) the voting of the Investor Group's Voting Securities in any election of such representative of the Investor Group to the Board of Directors, or (III) the Company's solicitation of proxies in connection with any annual meeting of the stockholders of the Company.

        3.     EXCEPTION FOR CERTAIN THIRD-PARTY ACQUISITIONS.

               (a) EXCEPTION TO STANDSTILL OBLIGATION. Notwithstanding Section 2(a) but subject to Section 4, the Investor Group may acquire Voting Securities without regard to the limitations set forth above if any of the following events shall occur:

                      (i) TENDER OR EXCHANGE OFFER. If a bona fide tender or exchange offer is made by any person or 13D Group (other than an Affiliate of, or any person acting in concert with, any member of the Investor Group) to acquire Voting Securities which, if added to



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the Voting Securities (if any) already owned by such person or 13D Group, would represent ownership of Voting Securities greater than the total number of shares of Purchase Agreement Securities; or

                      (ii) NONPUBLIC TRANSACTIONS. If it is publicly disclosed or Investor otherwise learns that Voting Securities representing more than the total number of shares of Purchase Agreement Securities have been acquired in a nonpublic transaction or that a bona fide offer has been made to acquire such securities in a nonpublic transaction by any person or 13D Group (other than an Affiliate of, or any person acting in concert with, any member of the Investor Group).

               (b) COMPETING OFFERS. If any event identified in Section 3(a) occurs, the Investor Group shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and directed to the same person or persons and for the same resulting number of shares as that which is being taken by such person or 13D Group; provided that the Investor Group may only acquire that number of shares which when added to the number of shares already owned by the Investor Group shall not exceed the number of shares acquired or to be acquired (assuming any offers to purchase have been consummated) by such person or 13D Group. In proceeding with any action or offer permitted under this Section 3(b), the Investor Group shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by such person or 13D Group.

               For example (but without limitation):

                      (i) TENDER OFFER. If a person or 13D Group makes a bona fide public tender offer for all of the Company's outstanding shares, the Investor Group may similarly tender for all of the outstanding shares of the Company.

                      (ii) NONPUBLIC TRANSACTION. If any person or 13D Group holding less than the total number of shares of Purchase Agreement Securities proposes to the Board of Directors of the Company to acquire directly from the Company shares equal to a specified number of Voting Securities in excess of the total number of shares of Purchase Agreement Securities, the Investor Group may make a similar proposal to acquire directly from the Company an additional number of shares that would, if accepted, increase its ownership of Voting Securities to be equal to the specified number of Voting Securities.

        4.     RESTRICTIONS.

               (a) HART-SCOTT-RODINO. Prior to any acquisition of any Voting Securities pursuant to Section 3, the Company and the Investor shall consult with each other pursuant to the terms of Section 5(d) of the Purchase Agreement as to whether any applications and/or documents may be required to be executed and filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") in connection with such acquisition of Voting Securities and shall mutually agree on an appropriate cause of action with respect to the foregoing. In the event the Company and the Investor mutually agree that the filing of



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applications and/or documents are required under HSR, then no acquisition of
Voting Securities pursuant to Section 3 shall take place until the expiration or early termination of any notice periods required under HSR with respect to the filing of such applications and/or documents.

               (b) NASDAQ RULE 4460(i). So long as the Company's Common Stock is listed for trading on the Nasdaq National Market or an exchange or quotation system with a rule substantially similar to Rule 4460(i) of the Rules and Regulations of the National Association of Securities Dealers, Inc., then any acquisition of Voting Securities pursuant to Section 3 shall be subject to the conditions set forth in Section 5(l) of the Purchase Agreement.

        5.     MISCELLANEOUS.

               (a) EQUITABLE RELIEF. The Parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled in law or in equity.

               (b) WAIVER. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

               (c) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 5(c) shall be binding upon the parties and their respective successors and assigns.

               (d) ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other, except that the Company may assign this Agreement to a party which acquires all or substantially all of the Company's assets, whether by merger, sale of assets or otherwise. A merger or consolidation shall be deemed to constitute an assignment. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (e) GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. Each of the parties to this Agreement



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consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of King County, Washington.

               (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               (g) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (h) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and if to Company, to William W. Ericson, Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, and if to the Investor, to Mark Beatty, Preston Gates & Ellis, 701 Fifth Avenue, #5000, Seattle, Washington 98104.

               (i) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (j) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               (k) ENTIRE AGREEMENT. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.



                            [Signature Page Follows]



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        The parties have caused this Standstill Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                        COMPANY:

                                        CORIXA CORPORATION


                                        By: /s/ Steven Gillis
                                            ------------------------------------
                                            Steven Gillis, Chief Executive
                                            Officer

                                        Address: 1124 Columbia Street, Suite 200
                                                 Seattle, Washington 98104

                                        Facsimile Number: (206) 754-5762


                                        INVESTOR:

                                        CASTLE GATE, L.L.C.


                                        By:    /s/ Michael Larson
                                            ------------------------------------

                                        Name:  Michael Larson
                                              ----------------------------------

                                        Title:   Business Manager
                                               ---------------------------------

                                        Address:    2365 Carillon Point
                                                --------------------------------
                                                    Kirkland, WA 98033
                                        ----------------------------------------

                                        Facsimile Number:   (425) 889-0288



                     SIGNATURE PAGE TO STANDSTILL AGREEMENT